EXHIBIT 99.1

3D Systems Reports
First Quarter 2021 Financial Results

ROCK HILL, South Carolina - May 10, 2021 - 3D Systems Corporation (NYSE:DDD) announced today its financial results for the first quarter ended March 31, 2021.

First Quarter Financial and Operational Results

~~•~~Q1 2021 revenue increased by 7.7% to $146.1 million, compared to $135.6 million in Q1 2020
•Organic revenue growth, which excludes businesses divested in 2020, was 16.6% for Q1 2021 compared to Q1 2020
•Q1 2021 gross margins of 44.0% compared to gross margins of 42.1% in Q1 2020
•Q1 2021 GAAP earnings of $0.36 per diluted share compared to a loss of $0.17 per share in Q1 2020
•Q1 2021 Non-GAAP earnings of $0.17 per diluted share compared to a loss of $0.04 per share in Q1 2020
•GAAP operating loss of $2.0 million and GAAP net income of $45.2 million
•Strong revenue growth and cost improvements drove adjusted EBITDA margins of 13.6% and positive operating cash flow of $28.5 million

	Quarter Ended March 31,
(in millions, expect per share data)	2021	2020
Revenue	$146.1	$135.6
Operating loss	$(2.0)	$(18.2)
Net income (loss)	$45.2	$(18.9)
Net income (loss) per share - basic	$0.37	$(0.17)
Net income (loss) per share - diluted	$0.36	$(0.17)

Non-GAAP measures for year-over-year comparisons (1)
Non-GAAP operating income (loss)	$13.1	$(5.0)
Non-GAAP net income (loss)	$20.9	$(4.5)
Non-GAAP income (loss) per share - basic	$0.17	$(0.04)
Non-GAAP income (loss) per share - diluted	$0.17	$(0.04)
Adjusted EBITDA	$19.8	$2.2
(1) See Appendix for reconciliation of GAAP and non-GAAP operating income (loss), net income (loss) and basic and diluted income (loss) per share.

Summary Comments on Results

Commenting on the results, President and Chief Executive Officer, Dr. Jeffrey Graves said, “During my first year at 3D Systems, we established a clear strategic purpose that is driving our work every day: To be leaders in enabling additive manufacturing solutions for applications in growing markets that demand high-reliability products. We laid out a four-stage plan to reach that goal and I am pleased that these efforts have contributed to impressive Q1 results. We delivered almost 8% year-over-year revenue growth despite divestments of non-core businesses in 2020 and 2021. When we exclude the revenue from these divested businesses, organic revenue grew nearly 17%. Our Healthcare business continues to deliver exceptional growth, posting a 39% year-over-year increase, with strength in both dental and medical applications. Industrial sales continue to stabilize as global economies gradually open up from the pandemic. We believe the exciting growth our company is now delivering is the result of two factors. One is the ongoing opportunity for additive manufacturing to enhance the design and manufacturing processes of our customers, and the second is our ability to leverage our exceptional technology portfolio, solutions strategy, and intense focus on execution.

In conjunction with our topline growth, we have also maintained a tight focus on our cost structure, generating gross margins of 44%, an almost two-point improvement year-over-year, and double-digit adjusted-EBITDA margins. This combination of strong top line growth, profitability, and cash generation distinguishes us in our industry. We attribute this performance to the breadth of our technology portfolio, which includes industrial metal and polymer systems, leading edge software solutions, and a rapidly increasing range of materials for both human and industrial application. This technology base, brought to an intense focus through high value customer applications, creates an exciting environment for sustained value creation for all our stakeholders.”

Dr. Graves continued, “With our solid progress on the initial stages of our transformation plan, we have now increased our focus on the fourth stage of our plan, which is to invest for accelerated growth and profitability in support of our long-term financial goals of sustained double-digit revenue growth, 50% gross profit margins and 20% adjusted-EBITDA margins. Our recently announced acquisitions of Allevi, a developer of bioprinting solutions, comprising bioprinters, biomaterials, and specialized laboratory software, and Additive Works, a software company focused on optimization and automation of AM print setup and workflow generation, are key steps to reaching our long term goals. In addition to these two exciting acquisitions, last week we announced an investment to expand our operations in Colorado, which will allow us to meet the increasing demand for our industry-leading Healthcare solutions that target patient-specific applications, while also expanding our industrial application development capabilities, spearheaded by our Application Innovation Group, adding expertise and technology to address new, more complex industrial applications.”

Dr. Graves summarized, “I’m very proud of our teams’ performance in the first quarter of the year and am excited about our trajectory and the long-term potential of our company. More than ever, I believe that additive manufacturing will play a key role in transforming the way components can be designed and manufactured for critical applications ranging from complex aerospace systems, to electric vehicles, to even the human body. Our strong financial performance and balance sheet, combined with industry leading technology and application expertise, will allow us to lead that transformation.”

Summary of First Quarter Results

Revenue for the first quarter of 2021 increased 7.7% compared to the same period last year, and excluding businesses divested in 2020 and 2021, increased 16.6%. The results reflect strong performance in Healthcare and a continued stabilization of Industrial as economies around the world reopen from pandemic-related shutdowns. Revenue from Healthcare increased 38.7% to $72.5 million, compared to the same period last year, driven by strong sales in both dental applications and medical applications. Industrial sales decreased 11.7% to $73.6 million, compared to the same period last year; excluding businesses divested in 2020 and 2021, Industrial sales increased 0.7%.

Gross profit margin in the first quarter of 2021 was 44.0% compared to 42.1% in the same period last year. Non-GAAP gross profit margin was 44.0% compared to 42.7% in the same period last year.

Operating expenses decreased 12.1% to $66.2 million in the first quarter of 2021, compared to the same period a year ago. On a non-GAAP basis, operating expenses were $51.2 million, an 18.7% decrease from the first quarter of the prior year. The lower non-GAAP operating expenses reflect savings achieved from cost restructuring activities.

Financial Liquidity

At March 31, 2021, the company had cash on hand of $133.0 million including restricted cash, no debt and a $100 million unused revolving credit facility with approximately $92.0 million of availability based on the terms of the agreement. Cash on hand has increased $48.2 million since December 31, 2020, driven primarily by net proceeds from divestitures of $54.7 million and cash generated from operations of $28.5 million, offset by a debt repayment of $21.4 million and other financing and investing uses of cash.

Q1 2021 Conference Call and Webcast

3D Systems expects to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 with the Securities and Exchange Commission today, May 10, 2021. The company will host a conference call and simultaneous webcast to discuss these results tomorrow morning, which may be accessed as follows:

Date: Tuesday, May 11, 2021
Time: 8:30 a.m. Eastern Time
Listen via webcast: www.3dsystems.com/investor
Participate via telephone: 201-689-8345

A replay of the webcast will be available approximately two hours after the live presentation at www.3dsystems.com/investor.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as the date of the statement. 3D Systems undertakes no obligation to update or revise any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise.

Presentation of Information in this Press Release

3D Systems reports is financial results in accordance with GAAP. To facilitate a better understanding of the impact that strategic acquisitions, non-recurring charges and certain non-cash expenses had on its financial results, management reviews certain non-GAAP measures, including non-GAAP Operating Income, non-GAAP Net Income (Loss), non-GAAP Basic and Diluted Income (Loss) per Share, non-GAAP Gross Profit, non-GAAP Gross Profit Margin, non-GAAP SG&A Expenses and non-GAAP Operating Expenses, each of which exclude the impact of amortization of intangibles, acquisition and severance expenses, stock-based compensation expense, litigation settlements and charges related to strategic decisions and portfolio realignment, and Adjusted EBITDA, defined as non-GAAP Operating Income plus depreciation, and Adjusted EBITDA Margins to better evaluate period-over-period performance. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

3D Systems does not provide forward-looking guidance on a GAAP basis. The company is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures without unreasonable effort because 3D Systems cannot reliably forecast legal, acquisition and divestiture expenses, restructuring expenses, product end of life adjustments and goodwill impairment, which are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

About 3D Systems

More than 30 years ago, 3D Systems brought the innovation of 3D printing to the manufacturing industry. Today, as the leading Additive Manufacturing solutions partner, we bring innovation, performance, and reliability to every interaction - empowering our customers to create products and business models never before possible. Thanks to our unique offering of hardware, software, materials and services, each application-specific solution is powered by the expertise of our application engineers who collaborate with customers to transform how they deliver their products and services. 3D Systems’ solutions address a variety of advanced applications in Healthcare and Industrial markets such as Medical and Dental, Aerospace & Defense, Automotive and Durable Goods. More information on the company is available at www.3dsystems.com

Tables Follow

3D Systems Corporation
Unaudited Condensed Consolidated Balance Sheets
March 31, 2021 and December 31, 2020

(In thousands, except par value)	March 31, 2021 (unaudited)	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$132,440	$75,010
Accounts receivable, net of reserves — $4,106 and $4,392	98,117	114,254
Inventories	110,377	116,667
Prepaid expenses and other current assets	34,821	33,145
Current assets held for sale	—	18,439
Total current assets	375,755	357,515
Property and equipment, net	71,467	75,356
Intangible assets, net	24,896	28,083
Goodwill	156,113	161,765
Right of use assets	50,748	48,620
Deferred income tax asset	4,865	6,247
Assets held for sale	—	31,684
Other assets	21,663	23,785
Total assets	$705,507	$733,055
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$—	$2,051
Current right of use liabilities	9,238	9,534
Accounts payable	44,945	45,174
Accrued and other liabilities	61,230	69,812
Customer deposits	6,973	7,750
Deferred revenue	32,006	30,302
Current liabilities held for sale	—	11,107
Total current liabilities	154,392	175,730
Long-term debt, net of deferred financing costs	—	19,218
Long-term right of use liabilities	51,099	48,469
Deferred income tax liability	3,331	4,716
Liabilities held for sale	—	2,952
Other liabilities	34,552	51,247
Total liabilities	243,374	302,332

Commitments and contingencies (Note 14)

Stockholders’ equity:
Common stock, $0.001 par value, authorized 220,000 shares; issued 126,523 and 127,626	126	128
Additional paid-in capital	1,397,276	1,404,964
Treasury stock, at cost — 1,623 shares and 3,494 shares	(10,492)	(22,590)
Accumulated deficit	(898,075)	(943,303)
Accumulated other comprehensive loss	(26,702)	(8,476)
Total stockholders’ equity	462,133	430,723
Total liabilities and stockholders’ equity	$705,507	$733,055

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Operations
Quarter Ended March 31, 2021 and 2020

	Quarter Ended March 31,
(in thousands, except per share amounts)	2021	2020
Revenue:
Products	$93,648	$79,739
Services	52,468	55,896
Total revenue	146,116	135,635
Cost of sales:
Products	53,364	48,453
Services	28,512	30,050
Total cost of sales	81,876	78,503
Gross profit	64,240	57,132
Operating expenses:
Selling, general and administrative	49,600	56,106
Research and development	16,599	19,244
Total operating expenses	66,199	75,350
Loss from operations	(1,959)	(18,218)
Interest and other income (expense), net	38,853	(2,564)
Income (loss) before income taxes	36,894	(20,782)
Benefit for income taxes	8,334	1,858
Net income (loss)	$45,228	$(18,924)

Net income (loss) per common share:
Basic	$0.37	$(0.17)
Diluted	$0.36	$(0.17)

Weighted average shares outstanding:
Basic	121,705	114,590
Diluted	125,070	114,590

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Cash Flows
Quarter Ended March 31, 2021 and 2020

	Quarter Ended March 31,
(in thousands)	2021	2020
Cash flows from operating activities:
Net income (loss)	$45,228	$(18,924)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	9,102	11,690
Stock-based compensation	11,050	6,312
Loss on hedge termination	721	—
Provision for bad debts	(142)	817
(Gain) loss on the disposition of businesses, property, equipment and other assets	(39,401)	137
Provision for deferred income taxes and reserve adjustments	(8,889)	(106)
Impairment of goodwill and assets	—	1,100
Changes in operating accounts:
Accounts receivable	15,941	1,568
Inventories	2,699	(2,694)
Prepaid expenses and other current assets	(2,303)	(14,298)
Accounts payable	1,665	6,616
Deferred revenue and customer deposits	1,552	10,242
Accrued and other liabilities	(17,491)	(5,741)
All other operating activities	8,721	996
Net cash provided by (used in) operating activities	28,453	(2,285)
Cash flows from investing activities:
Purchases of property and equipment	(3,878)	(4,366)
Proceeds from sale of assets and businesses, net of cash	54,747	552
Purchase of noncontrolling interest	(4,000)	(12,500)
Other investing activities	(306)	(284)
Net cash provided by (used in) investing activities	46,563	(16,598)
Cash flows from financing activities:
Repayment of borrowings/long-term debt	(21,392)	(627)
Proceeds from inventory financing agreements	—	2,509
Payments related to net-share settlement of stock-based compensation	(2,749)	(949)
Other financing activities	(196)	296
Net cash (used in) provided by financing activities	(24,337)	1,229
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,434)	(3,241)
Net increase (decrease) in cash, cash equivalents and restricted cash	48,245	(20,895)
Cash, cash equivalents and restricted cash at the beginning of the period (a)	84,711	134,617
Cash, cash equivalents and restricted cash at the end of the period (a)	$132,956	$113,722

(a)The amounts for cash and cash equivalents shown above include restricted cash of $516 and $946 as of March 31, 2021 and 2020, respectively, and $540 and $952 as of December 31, 2020, and 2019, respectively, which were included in Other assets, net, and $9,161 as of December 31, 2020, which was included in Current assets held for sale in the condensed consolidated balance sheets.

3D Systems Corporation
Loss Per Share
Quarter Ended March 31, 2021 and 2020

	Quarter Ended March 31,
(in thousands, except per share amounts)	2021	2020
Numerator:
Net income (loss)	$45,228	$(18,924)
Denominator:
Weighted average shares - basic	121,705	114,590
Dilutive securities	3,365	—
Weighted average shares - diluted	125,070	114,590

Net income (loss) per share - basic	$0.37	$(0.17)
Net income (loss) per share - diluted	$0.36	$(0.17)

Appendix
3D Systems Corporation
Unaudited Reconciliations of GAAP to Non-GAAP Measures
Quarter Ended March 31, 2021 and 2020

	Quarter Ended March 31,
(in millions)	2021	2020
GAAP Revenue - as reported	$146.1	$135.6
Non-GAAP Revenue	146.1	135.6
GAAP Cost of sales - as reported	81.9	78.5
Amortization, stock-based compensation & other	0.1	0.1
Legal, acquisition and divestiture related	—	0.1
Cost optimization plan, including severance costs	—	0.7
Non-GAAP Cost of sales	81.9	77.7
GAAP Gross Profit - as reported	64.2	57.1
Amortization, stock-based compensation & other	0.1	0.1
Legal, acquisition and divestiture related	—	0.1
Cost optimization plan, including severance costs	—	0.7
Non-GAAP Gross Profit	64.3	58.0
GAAP Gross Profit Margin	44.0%	42.1%
Non-GAAP Gross Profit Margin	44.0%	42.7%
GAAP Selling, general and administrative - as reported	49.6	56.1
Amortization, stock-based compensation & other	13.3	10.6
Legal, acquisition and divestiture related	0.5	0.2
Cost optimization plan, including severance costs	1.0	1.5
Non-GAAP Selling, general and administrative	34.6	43.9
GAAP Research and development - as reported	16.6	19.2
Cost optimization plan, including severance costs	—	0.1
Non-GAAP Research and development	16.6	19.1
GAAP Operating Expenses - as reported	66.2	75.3
Amortization, stock-based compensation & other	13.3	10.6
Legal, acquisition and divestiture related	0.5	0.2
Cost optimization plan, including severance costs	1.0	1.6
Non-GAAP Operating expenses	51.2	63.0
GAAP Operating Income (loss) - as reported	(2.0)	(18.2)
Amortization, stock-based compensation & other	13.4	10.7
Legal, acquisition and divestiture related	0.5	0.2
Cost optimization plan, including severance costs	1.0	2.3
Non-GAAP Operating Income (loss)	13.1	(5.0)
Depreciation	6.7	7.3
Adjusted EBITDA	19.8	2.2
GAAP Other Income and expense, net - as reported	38.9	(2.6)
Legal, acquisition and divestiture related	(39.4)	0.1
Impairment of cost-method investments	—	1.1
Non-GAAP Other Income and expense, net	(0.5)	(1.3)
GAAP Net Income (loss) - as reported	45.2	(18.9)
Amortization, stock-based compensation & other	13.4	10.7
Legal, acquisition and divestiture related	(38.9)	0.4
Cost optimization plan, including severance costs	1.0	2.3
Impairment of cost-method investments	—	1.1
Non-GAAP Net Income (loss)	$20.9	$(4.5)

3D Systems Corporation
Unaudited Reconciliations of GAAP to Non-GAAP Measures
Quarter Ended March 31, 2021 and 2020

	Quarter Ended March 31,
	2021	2020
GAAP Net income (loss) per share - basic	$0.37	$(0.17)
GAAP Net income (loss) per share - diluted	0.36	(0.17)
Adjustments:
Amortization, stock-based compensation & other	0.11	0.09
Legal, acquisition and divestiture related	(0.31)	—
Cost optimization plan, including severance costs	0.01	0.02
Impairment of cost-method investments	—	0.01
Non-GAAP Net income (loss) per share - basic	$0.17	$(0.04)
Non-GAAP Net income (loss) per share - diluted	$0.17	$(0.04)

•Amounts in table may not foot due to rounding